Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

        We consent to the use in this Registration Statement of Herbst Gaming, Inc. on Pre-Effective Amendment No. 2 to Form S-4 of our report on St. Joseph Riverboat Partners dated January 26, 2004, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ CLIFTON GUNDERSON LLP CLIFTON GUNDERSON LLP
St. Joseph, Missouri November 8, 2004